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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Kana Communications, Inc. of our report dated July 19, 1999, except as to the pooling of interests with InSite Marketing Technology, Inc. discussed in Note C which is as of December 27, 1999, relating to the financial statements of Silknet Software, Inc. which appears in the Current Report on Form 8-K/A of Kana Communications, Inc. filed on May 8, 2000.


                                            /s/ PricewaterhouseCoopers LLP
                                            PricewaterhouseCoopers LLP

Boston, Massachusetts

February 14, 2001